Exhibit q.1

 POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the below-named trust, with its respective file number under the Securities Act of 1933 noted, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all registration statements, on Form N-1A, amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual fund, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

Virtus Asset Trust	(333-08045)

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 2nd day of March, 2017.

/s/ George R. Aylward	/s/ James M. Oates
George R. Aylward, Trustee	James M. Oates, Trustee

/s/ Philip R. McLoughlin	/s/ Richard E. Segerson
Philip R. McLoughlin, Trustee	Richard E. Segerson, Trustee

/s/ Geraldine M. McNamara	/s/ Ferdinand L.J. Verdonck
Geraldine M. McNamara, Trustee	Ferdinand L.J. Verdonck, Trustee

/s/ Thomas J. Brown	/s/ Hassel H. McClellan
Thomas J. Brown, Trustee	Hassel H. McClellan, Trustee

/s/ Roger A. Gelfenbien	/s/ John R. Mallin
Roger A. Gelfenbien, Trustee	John R. Mallin, Trustee

/s/ Donald C. Burke
Donald C. Burke, Trustee

All signatures need not appear on the same copy of this Power of Attorney.